Exhibit 10.17

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to the Employment Agreement (the “First Amendment”) is dated September 11, 2019 (the “First Amendment Effective Date”) by and between Subroto Mukerji (“Employee”) and Rackspace US, Inc. (the “Company”).

WHEREAS, the Company and Employee are parties to that certain Employment Agreement effective July 1, 2019 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreement contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same meanings ascribed to them in the Agreement.

2.	The first sentence of Section 3(d) of the Agreement is amended to read as follows:

“Employee agrees to relocate to San Antonio within six (6) months following the Effective Date of this Agreement (the “Relocation Date”).”

3.	The first sentence of the description of Temporary Living on Exhibit A of the Agreement is amended to read as follows:

“Rackspace will provide you and your family with temporary accommodations up to a maximum of six (6) months.”

All other terms and conditions of the Agreement not expressly amended herein remain in full force and effect.

EMPLOYEE:

/s/ Subroto Mukerji		Date: 9/18/19
Subroto Mukerji

COMPANY:

/s/ K Butler		Date: 9/23/19
Rackspace US, Inc.

By:	Kelly Butler
Title:	VP, Global Rewards